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                                                                    EXHIBIT 3.17

ARTICLES OF INCORPORATION OF A PROFESSIONAL CORPORATION

         First - The name of this corporation shall be CHARLES LARRY SPRINGFIELD, M.D., a Professional Corporation.

         Second - The purpose of the corporation is to engage in the profession of medicine and any other lawful activity (other than the banking or trust company business) not prohibited to a corporation engaging in such profession by applicable laws and regulations.

         This corporation is a professional corporation within the meaning of
Part 4 of Division 3 of Title I of the California Corporations Code.

         Third - The name and address of the corporation's initial agent for service of process are:

                        CHARLES LARRY SPRINGFIELD, M.D.
                        5389 Sagebrush Trail
                        Redding, California  96003

         Fourth - The name and address of the person appointed to act as initial director are:

                        CHARLES LARRY SPRINGFIELD, M.D.
                        5389 Sagebrush Trail
                        Redding, California  96003

         Fifth - The corporation is authorized to issue a total of 1,000 shares.

Signed at Redding, California on 1/15, 1981.


                                    /s/ Charles Larry Springfield
                                    _____________________________
                                    CHARLES LARRY SPRINGFIELD


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State of California
County of Shasta

         On this 15 day of January in the year, 1981, before me, the undersigned, a notary public for the state of California, personally appeared CHARLES LARRY SPRINGFIELD, known to me to be the person whose name is subscribed to these articles of incorporation and acknowledged to me that he executed the same.

         WITNESS my hand and official seal on the day and year first above written.


                                    /s/ Francis Apling
                                    _________________________
                                    NOTARY


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                                     1016923
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

         CHARLES L. SPRINGFIELD, M.D., certifies that:

         1. He is the President and Secretary of CHARLES LARRY SPRINGFIELD, M.D., A PROFESSIONAL CORPORATION, a California professional corporation.

         2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       "I

                           The name of this corporation is CHARLES L.
                           SPRINGFIELD, INC.

                                       II

                           The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                           This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one thousand (1,000) shares.

                                       IV

                           The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                        V

                           The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of


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                           shareholders or disinterested directors or otherwise,
                           in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in
                           Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

         3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

         4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more, than fifty percent (50%).

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

         Date: November 17, 1997


                                         /s/ Charles L. Springfield
                                         ____________________________
                                         CHARLES L. SPRINGFIELD, M.D.
                                         President and Secretary


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